                                                              EXHIBIT 3.1 (I)




                                  CERTIFICATE
                                       OF
                       AMENDED ARTICLES OF INCORPORATION
                                       OF
                             DIEBOLD, INCORPORATED

         Robert W. Mahoney, Chairman of the Board and Chief Executive Officer, and Charee Francis-Vogelsang, Secretary of Diebold, Incorporated, an Ohio Corporation, do hereby certify that at a meeting of the Board of Directors of said Corporation duly called and held on February 10, 1989, at which a quorum was present, the following resolution to adopt Amended and Restated Articles of Incorporation to consolidate the existing Amended Articles of Incorporation and all previously adopted amendments thereto was duly adopted by the directors acting pursuant to the provisions of Section 1701.72 of the Ohio Revised Code:

         RESOLVED, That the Chairman of the Board, the President or any Vice President and the Secretary or any Assistant Secretary of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and file with the Secretary of State of Ohio a revision of the Amended Articles of Incorporation as follows:

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             DIEBOLD, INCORPORATED

         FIRST:   The name of the Corporation is Diebold, Incorporated.

         SECOND:   The place in the State of Ohio where its principal office is located is the City of Canton, in Stark County.

         THIRD:   The purpose or purposes of the Corporation are as follows, to-wit: to carry on a general manufacturing business, including, but not limited to, the manufacture, sale, erection, disposal of and dealing in and with all kinds of safes, locks, vaults, office equipment and systems, burglar-resisting, fire-resisting and protective materials, equipment and devices, structural materials, metal houses and all manner of steel and other metal products; to carry on any of said kinds of business, or any other, either as a manufacturer or as a wholesale or retail dealer; to acquire, by purchase, lease or in any other manner, and to construct, equip, maintain, use and operate stores, storehouses, offices, shops, factories or other works or places of business, or any property, real or personal, necessary or convenient for any purpose or business of the Corporation, and freely to dispose of any thereof in any lawful manner; to apply for, acquire, register, adopt, own, hold, control and operate under, and to sell, grant or assign, or grant, lease or assign licenses or rights under, any patents, patent rights, licenses, shop rights, trademarks, trade names, copyrights, formulas, or any other rights of like nature, in connection with or for the purposes of any business of the Corporation; to acquire, hold and freely dispose of, or otherwise use or deal with, shares or securities of other corporations; to make payment for any property, real or personal, or any estates or interests, therein, acquired in any manner, either with cash or with shares, bonds, or other securities of this Corporation, or with other property, or with any or all thereof; to render financial assistance to any other corporation in which this Corporation is interested, or which is interested in this Corporation, and in connection therewith, to any extent not expressly prohibited by law to guarantee or become surety or indemnitor for or of the performance or payment of any obligation or undertaking or the discharge of any liability of any such affiliated corporation; to act as agent, factor, jobber or broker for the manufacture or sale of any goods, merchandise or products of any kind whatsoever, of others; and generally to do any and all things, properly incident to or convenient for or in connection with any of the businesses, purposes or activities hereinabove enumerated or any other business in which the Corporation may engage. However, neither the foregoing enumeration of purposes and powers, nor any other enumeration of powers elsewhere in these Amended Articles contained, shall be deemed exclusive, nor in any wise a limitation of the powers which may be possessed or exercised by this Corporation, nor shall any of the particular purposes or powers herein enumerated and expressed be deemed to limit, restrain, restrict or exclude any other purposes or powers, whether or not particularly enumerated or expressed, which the Corporation might otherwise have, possess or exercise; but this Corporation shall have and possess, and may exercise, all powers that a Corporation may lawfully have, possess and exercise under the laws of the State of Ohio, and, to the extent now or at any time hereafter authorized or permitted by said laws, shall have and possess, and may exercise, all capacity and powers possessed by natural persons to carry on business and perform all acts, within or without the State of Ohio.

         FOURTH:   The number of shares which the Corporation is authorized to have outstanding is 26,000,000 consisting of 1,000,000 Serial Preferred Shares without par value
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                                                                               2



(hereinafter called "Serial Preferred Shares") and 25,000,000 Common Shares of the par value of $1.25 each (hereinafter called "Common Shares").

                                   DIVISION A

                  Express Terms of the Serial Preferred Shares

         Section 1. The Serial Preferred Shares may be issued from time to time in one or more series. All Serial Preferred Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of Sections 2 to 8, both inclusive, of this Division, which provisions shall apply to all Serial Preferred Shares, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

        (a) The designation of the series, which may be by distinguishing number, letter or title.

        (b) The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

        (c)  The dividend rate of the series.

        (d) The dates at which dividends, if declared, shall be payable, and the dates from which dividends shall be cumulative.

        (e) The redemption rights and price or prices, if any, for shares of the series.

        (f) The terms and amount of any sinking fund provided for the purchase of redemption of shares of the series.

        (g) The liquidation price payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

        (h) Whether the share of the series shall be convertible into Common Shares, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made.

        (i) Restrictions (in addition to those set forth in Sections 6(b) and 6(c) of this Division) on the issuance of shares of the same series or of any other class or series.

        The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation fixing, with respect to each series, the matters described in clauses (a) to (i), both inclusive, of this
Section 1.

         Section 2. The holders of Serial Preferred Shares of each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Serial Preferred Shares, shall be entitled to receive out of any funds legally available and when and as declared by the Board of Directors dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Division and no more, payable on the dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends may be paid upon or declared or set apart for any of the Serial Preferred Shares for any dividend period unless at the same time a like proportionate dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all Serial Preferred Shares of all series then issued and outstanding and entitled to receive such dividend.

        Section 3. In no event so long as any Serial Preferred Shares shall be outstanding shall any dividends, except a dividend payable in Common Shares or other shares ranking junior to the Serial Preferred Shares, be paid or declared or any distribution be made on the Common Shares or any other shares ranking junior to the Serial Preferred Shares, nor shall any Common Shares or any other shares ranking junior to the Serial Preferred Shares be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Shares or other shares ranking junior to the Serial Preferred Shares received by the Corporation subsequent to the date on which the Serial Preferred Shares are first issued):

        (a) Unless all accrued and unpaid dividends on Serial Preferred Shares, including the full dividends for the current dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

        (b) Unless there shall be no arrearages with respect to the redemption of Serial Preferred Shares of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division.

        Section 4. (a) Subject to the express terms of each series and to the provisions of Section 6(b) (iii), the Corporation may from time to time redeem all or any part of the Serial Preferred Shares of any series at the time outstanding (i) at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of
Section 1 or (ii) in fulfillment of the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price, fixed in accordance with provisions of Section 1, together in each case with accrued and unpaid dividends to the redemption date.

        (b) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Serial Preferred Shares to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Corporation may deposit the aggregate redemption price of the Serial Preferred Shares to be redeemed with any bank or trust company named in such notice, directed to be paid to the respective holders of the Serial Preferred Shares so to be redeemed, in amounts equal to the redemption price of all Serial Preferred Shares so to be redeemed, on surrender of the stock certificate or certificates held by such holders, and upon the making of such deposit such holders shall cease to be shareholders with respect to such shares, and after such notice shall have been given and such deposit shall have been made such holders shall have no interest in or claim against the Corporation with respect to such shares except only to receive such money from such bank or trust company without interest or the right to exercise, before the redemption date, any unexpired privileges of conversion. In case less than all of the outstanding Serial Preferred Shares of any series are to be redeemed, the Corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by its Board of Directors.

        (c) Any Serial Preferred Shares which are redeemed by the Corporation pursuant to the provisions of this Section 4 and any Serial Preferred Shares which are purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series and any Serial Preferred Shares which are converted in accordance with the express terms thereof shall be canceled and not reissued. Any Serial Preferred Shares otherwise acquired by the Corporation shall resume the status of authorized and unissued Serial Preferred Shares without serial designation.

        Section 5. (a) The holders of Serial Preferred Shares of any series shall, in case of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Serial Preferred Shares, the amounts fixed with respect to the shares of such series in accordance with Section 1 of this Division, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. In case the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding Serial Preferred Shares of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding Serial Preferred Shares in proportion to the full preferential amount to which each such share is entitled.

        After payment to holders of Serial Preferred Shares of the full preferential amounts as aforesaid, holders of Serial Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

        (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 5.

        Section 6. (a) The holders of Serial Preferred Shares shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders; and except as otherwise provided herein or required by law, the holders of Serial Preferred Shares and the holders of Common Shares shall vote together as one class on all matters.

        If, and so often as, the Corporation shall be in default in the payment of six (6) full quarterly dividends (whether or not consecutive) on any series of Serial Preferred Shares at the time outstanding, whether or not earned or declared, the holders of Serial Preferred Shares of all series, voting separately as a class and in addition to all other rights to vote for directors, shall be entitled to elect, as herein provided, two (2) members of the Board of Directors of the Corporation; provided, however, that the holders of Serial Preferred Shares shall not have or exercise such special class voting rights except at meetings of the shareholders for the election of directors at which the holders of not less than fifty percent (50%) of the outstanding Serial Preferred Shares of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for herein when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Serial Preferred Shares of all series then outstanding shall have been paid, whereupon the holders of Serial Preferred Shares shall be divested of their special class voting rights in respect of subsequent elections of directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph.

        In the event of default entitling the holders of Serial Preferred Shares to elect two (2) directors as above specified, a special meeting of the shareholders for the purpose of electing such directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least ten percent (10%) of the Serial Preferred Shares of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be held within ninety (90) days after the date of receipt of the foregoing written request from the holders of Serial Preferred Shares. At any meeting at which the holders of Serial Preferred Shares shall be entitled to elect directors, the holders of fifty percent (50%) of the then outstanding shares of Serial Preferred Shares of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Serial Preferred Shares are entitled to elect as hereinabove provided. The two directors who may be elected by the holders of Serial Preferred Shares pursuant to the foregoing provisions shall be in addition to any other directors then in office or proposed to be elected otherwise than pursuant to such provisions, and nothing in such provisions shall prevent any change otherwise permitted in the total number of directors of the Corporation or require the resignation of any director elected otherwise than pursuant to such provisions. Notwithstanding any classification of the other directors of the Corporation, the two directors elected by the holders of Serial Preferred Shares shall be elected annually for terms expiring at the next succeeding annual meeting of shareholders.

        (b) The affirmative vote of the holders of at least two-thirds of the Serial Preferred Shares at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Serial Preferred Shares shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Shares are concerned, such action may be effected with such vote):

        (i) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or of the Regulations of the Corporation which affects adversely the voting powers, rights or preferences of the holders of Serial Preferred Shares; provided, however, that for the purpose of this clause (i) only, neither the amendment of the Articles of Incorporation so as to authorize or create, or to increase the authorized or outstanding amount of, Serial Preferred Shares or of any shares of any class ranking on a parity with or junior to the Serial Preferred Shares, nor the amendment of the provisions of the Regulations so as to increase the number of directors of the Corporation shall be deemed to affect adversely the voting powers, rights or preferences of the holders of Serial Preferred Shares; and provided further, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all series of Serial Preferred Shares at the time outstanding, only the affirmative vote of the holders of at least two-thirds of the number of the shares at the time outstanding of the series so affected shall be required;

                (ii) The authorization or creation of, or the increase in the authorized amount of, any shares of any class, or any security convertible into shares of any class, ranking prior to the Serial Preferred Shares; or

                (iii) The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Serial Preferred Shares then outstanding except in accordance with a stock purchase offer made to all holders of record of Serial Preferred Shares, unless all dividends upon all Serial Preferred Shares then outstanding for all previous quarterly dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

        (c) The affirmative vote of the holders of at least a majority of the Serial Preferred Shares at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Serial Preferred Shares shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Shares are concerned, such action may be effected with such vote):

                (i) The sale, lease or conveyance by the Corporation of all or substantially all of its property or business, or its consolidation with or merger into any other corporation unless the corporation resulting from such consolidation or merger will have after such consolidation or merger no class of shares either authorized or outstanding ranking prior to or on a parity with the Serial Preferred Shares except the same number of shares ranking prior to or on a parity with the Serial Preferred Shares and having the same rights and preferences as the shares of the Corporation authorized and outstanding immediately preceding such consolidation or merger, or each holder of Serial Preferred Shares immediately preceding such consolidation or merger shall receive the same number of shares, with the same rights and preferences, of the resulting corporation; or

                (ii) The authorization of any shares ranking on a parity with the Serial Preferred Shares or an increase in the authorized number of shares of Serial Preferred Shares.

        Section 7. The holders of Serial Preferred Shares shall have no preemptive right to purchase or have offered to them for purchase any shares or other securities of the Corporation, whether now or hereafter authorized.

         Section 8.  For the purpose of this Division A:

        Whenever reference is made to shares "ranking prior to the Serial Preferred Shares" or "on a parity with the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over, or rank on an equality with (as the case may be) the rights of the holders of Serial Preferred Shares; and whenever reference is made to shares "ranking junior to the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are junior and subordinate to the rights of the holders of Serial Preferred Shares.

                                  DIVISION A-1

          Express Terms of the Cumulative Redeemable Preferred Shares

         There is hereby established a series of Serial Preferred Shares to which the following provisions shall be applicable:

        Section 1. DESIGNATION OF SERIES. The series shall be designated "Cumulative Redeemable Serial Preferred Shares" (hereinafter sometimes called this "Series" or the "Cumulative Redeemable Preferred Shares").

        Section 2. NUMBER OF SHARES. The number of shares of this Series shall be 250,000.

        Section 3. DIVIDENDS. (a) The holder of record of Cumulative Redeemable Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors in accordance with the terms hereof, out of funds legally available for the purpose, cumulative quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Cumulative Redeemable Preferred Share or fraction of a Cumulative Redeemable Preferred Share in an amount per share (rounded to the nearest cent) equal to the lessor of (i) $1,335 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in cash) of all non-cash dividends or other distributions (other than a dividend payable in Common Shares, or a subdivision of the outstanding Common Shares by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Cumulative Redeemable Preferred Share or fraction of a Cumulative Redeemable Preferred Share. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Cumulative Redeemable Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

        (b) Dividends shall begin to accrue and be cumulative on outstanding Cumulative Redeemable Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Cumulative Redeemable Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Cumulative Redeemable Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. No dividends shall be paid upon or declared and set apart for any Cumulative Redeemable Preferred Shares for any dividend period unless at the same time a dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared and set apart for all Serial Preferred Stock of all series then outstanding and entitled to receive such dividend. The Board of Directors may fix a record date for the determination of holders of Cumulative Redeemable Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 40 days prior to the date fixed for the payment thereof.

        Section 4. REDEMPTIONS.  Subject to the provisions of Section 6(b)
(iii) of Paragraph 1 and in accordance with Section 4 of Paragraph 1, the Cumulative Redeemable Preferred Shares shall be redeemable from time to time at the option of the Board of Directors of the Corporation, as a whole or in part, at any time at a redemption price per share equal to one hundred times the then applicable Purchase Price as defined in that certain Rights Agreement, dated as of February 10, 1989 between the Corporation and Ameritrust Company National Association (The "Rights Agreement"), as the same may be from time to time amended in accordance with its terms, which Purchase Price is $130 as of February 10, 1989, subject to adjustment from time to time as provided in the Rights Agreement. Copies of the Rights Agreement are available from the Corporation upon request. In case less than all of the outstanding Cumulative Redeemable Preferred Shares are to be redeemed, the Corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by its Board of Directors.

        Section 5. LIQUIDATIONS. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (hereinafter referred to as a "Liquidation"), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon Liquidation) to the Cumulative Redeemable Preferred Shares, unless, prior thereto, the holders of Cumulative Redeemable Preferred Shares shall have received at least an amount per share equal to one hundred times the then applicable Purchase Price as defined in the Rights Agreement, as the same may be from time to time amended in accordance with its terms (which purchase Price is $130 as of February 10, 1989), subject to adjustment from time to time as provided in the Rights Agreement, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, provided that the holders of shares of Cumulative Redeemable Preferred Shares shall be entitled to receive at least an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares (the "Cumulative Redeemable Preferred Shares Liquidation Preference").

        (b) In the event, however, that the net assets of the Corporation are not sufficient to pay in full the amount of the Cumulative Redeemable Preferred Shares Liquidation Preference and the liquidation preferences of all other series of Serial Preferred Stock, if any, which rank on a parity with the Cumulative Redeemable Preferred Shares as to distribution of assets in Liquidation, all shares of this Series and of such other series of Serial Preferred Stock shall share ratably in the distribution of assets (or proceeds thereof) in Liquidation in proportion to the full amounts to which they are respectively entitled.

        (c) In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Cumulative Redeemable Preferred Shares were entitled immediately prior to such event pursuant to the proviso set forth in paragraph (a) above, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

        (d) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a Liquidation for the purposes of this
Section 5.

        Section 6. CONVERSIONS. The Cumulative Redeemable Preferred Shares shall not be convertible into Common Shares.

                                   DIVISION B

                       Express Terms of the Common Shares

         The Common Shares shall be subject to the express terms of the Serial Preferred Shares and any series thereof. Each Common Share shall be equal to every other Common Share. The holders of Common Shares shall be entitled to one vote for each share upon all matters presented to the shareholders.

        No holders of Common Shares of the Corporation shall be entitled to preemptive rights therein with respect to any sale, exchange, offering or issuance of shares or other securities of the Corporation now or hereafter authorized.

        FIFTH: In furtherance, and not in limitation, of the general powers conferred upon this corporation by the laws of Ohio, and the general and particular powers conferred by these Amended Articles, and only for the purpose of defining, limiting and prescribing the manner in which the authority and powers of the Corporation, in certain instances, may or shall be exercised, and defining the powers of the directors and shareholders, in certain instances, as among themselves, and to make certain other provisions concerning the directors and shareholders, it is expressly provided:

        (a) Meetings of directors or of shareholders may be held either within or without the State of Ohio, subject to any conditions or restrictions that may be prescribed by the Regulations;

        (b) Upon any reduction of stated capital of the Corporation, any excess of assets resulting from any such reduction may be disposed of by the Board of Directors, or may be distributed, or passed and added to the surplus of the Corporation and thereafter disposed of or distributed, or held subject to distribution, by order of the Board of Directors, in all respects as surplus paid in by shareholders, without any other corporate action;

        (c) The Corporation shall have power, when authorized by resolution of the Board of Directors, without any other corporate action, to purchase or to redeem shares of the Corporation, of any class at any time issued by the Corporation and upon any occasion outstanding, to any extent, for any purpose, upon any occasion, in any manner and for any consideration determined by the Board of Directors and permitted, or not expressly and specifically prohibited, by law.

        SIXTH: The Corporation shall not, upon any occasion of the declaration, issuance and distribution of a dividend payable in shares, or any other occasion of issuance, exchange or transfer of shares, or certificates thereof, issue any certificates for fractions of shares; but all such fractions to which any shareholder might otherwise be entitled in connection with any such declaration, issuance, distribution or exchange shall be eliminated and disposed of by such method, authorized, permitted or not prohibited by law, as may be determined by the Board of Directors.

        SEVENTH: These Amended and Restated Articles of Incorporation supersede and take the place of the existing Amended Articles of Incorporation, as heretofore amended.

        IN WITNESS WHEREOF, Robert W. Mahoney, Chairman of the Board and Chief Executive Officer, and Charee Francis-Vogelsang, Secretary of Diebold, Incorporated, acting for and on behalf of said Corporation, have hereunto subscribed their names this 28th day of February, 1989.


                                     ___________________________________________
                                     Robert W. Mahoney,
                                     Chairman of the Board and
                                     Chief Executive Officer

                                     ___________________________________________
                                     Charee Francis-Vogelsang,
                                     Secretary